OVERTON, BABIARZ & ASSOCIATES, P.C.
                                ATTORNEYS AT LAW
                               DENVER TECH CENTER
                      7720 EAST BELLEVIEW AVENUE, SUITE 200
                        GREENWOOD VILLAGE, COLORADO 80111

                                 (303) 779-5900
                            Facsimile (303) 779-6006
                                                                David J. Babiarz

                                  May 22, 2002


Sports Information & Publishing Corp.
1869 W. Littleton Boulevard
Littleton, Colorado 80120

      Re: Registration Statement on Form SB-2 Covering Registration of Common Stock

Gentlemen and Ladies:

     We have acted as counsel to Sports Information & Publishing Corp., a Colorado corporation (the "Company"), in connection with the registration by the Company of 1,000,000 shares of Common Stock, all of which are presently outstanding (the "Shares"), as more fully set forth in the Registration Statement on Form SB-2, as amended, to be filed by the Company on or about May 22, 2002.

     In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, the Registration Statement on Form SB-2 to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate. Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation, duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Articles of Incorporation of the Company, and represent duly and validly issued, fully paid and nonassessable common stock of the Company.

     We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                        Sincerely,

                                        OVERTON, BABIARZ & ASSOCIATES, P.C.


                                        /s/ Overton, Babiarz & Associates, P.C.